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                                                                    EXHIBIT 10.2

                 NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED

                             2004 SHARE OPTION PLAN

                                                As approved by the Board of
                                                Directors on October 27, 2004
                                                and by the shareholders on    ,
                                                2004

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                 NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED

                             2004 SHARE OPTION PLAN

1. ESTABLISHMENT, PURPOSE, AND TYPES OF OPTIONS

      Ninetowns Digital World Trade Holdings Limited, a company incorporated under the laws of the Cayman Islands (the "Company") hereby establishes an incentive compensation plan to be known as the "Ninetowns Digital World Trade Holdings Limited 2004 Share Option Plan" (hereinafter referred to as the "Plan"), for the purpose of attracting, retaining and motivating select employees, officers and directors, for the Company and its Affiliates and to provide incentives and share options for superior performance.

      The Plan permits the granting of share options. The Plan is not intended to affect and shall not affect any share options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2. DEFINED TERMS

      Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in APPENDIX A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3. SHARES SUBJECT TO THE PLAN

      Subject to the provisions of Section 9 of the Plan, the maximum number of Shares that the Company may issue for all Options is 450,000 Shares. Shares underlying Options may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

      Shares that are subject to an Option that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Options under the Plan. In addition, the Committee may make future Options with respect to Shares that the Company retains from otherwise delivering pursuant to an Option either (i) as payment of the exercise price of an Option, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting, or distribution of an Option. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 9 below, the number of Shares that are available for ISOs shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares granted pursuant to Options (whether or not Shares are issued pursuant to such Options); provided that any Shares that are either purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the Exercise Price for an Option shall be available for issuance pursuant to ISOs.

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4. ADMINISTRATION

      (a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of a Committee, the Board shall function as the Committee for all purposes of the Plan.

      (b) Committee Composition. The Board shall appoint the members of the Committee. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

      (c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

            (i) to determine Eligible Persons to whom Options shall be granted from time to time and the number of Shares to be covered by each Option;

            (ii) to determine, from time to time, the Fair Market Value of Shares;

            (iii) to determine, and to set forth in Option Agreements, the terms and conditions of all Options, including any applicable exercise or purchase price, the installments and conditions under which an Option shall become vested (which may be based on performance), terminated, expired, cancelled, renewed or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

            (iv) to approve the forms of Option Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Option or among Participants;

            (v) to construe and interpret the terms of the Plan and any Option Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

            (vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company's rights with respect to any Options, to adjust or to modify Option Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

            (vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

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      Subject to Applicable Law and the restrictions set forth in the Plan, the
Committee may delegate administrative functions to individuals who are officers or Employees of the Company or its Affiliates.

      (d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Option Agreements. The Committee's prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee's interpretation and construction of any provision of the Plan, or of any Option or Option Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

      (e) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Option or any Option Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney's fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5. ELIGIBILITY

      (a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a "parent corporation" or "subsidiary corporation" within the meaning of Section 424 of the Code, and may grant all other Options to any Eligible Person. A Participant who has been granted an Option may be granted an additional Option or Options if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

      (b) Grant of Options. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Options under the Plan may be granted, the number of Shares subject to each Option, the price (if any) to be paid for the Shares or the Option. Each Option shall be evidenced by an Option Agreement signed by the Company and, if required by the Committee, by the Participant. The Option Agreement shall set forth the material terms and conditions of the Options established by the Committee.

      (c) Limits on Options. No Participant may receive Options that relate to more than 20,000 Shares per calendar year. The Committee will adjust these limitations pursuant to Section 13 below.

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      (d) Replacement Options. The Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Option to a Participant that the Participant surrender for cancellation some or all of the Options or other awards that have previously been granted to the Participant under this Plan or otherwise. An Option that is conditioned upon such surrender may or may not be the same type of Option, may cover the same (or a lesser or greater) number of Shares as such surrendered Option, may have other terms that are determined without regard to the terms or conditions of such surrendered Option, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not involve an Exercise Price that is lower than the Exercise Price of the surrendered Option unless either the new grant will not create any material financial expense for the Company or the Company's shareholders approve the grant itself or the program under which it is made pursuant to the Plan.

6. OPTIONS

      (a) Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Option Agreement that is delivered to the Participant. Each Option shall be designated in the Option Agreement as an ISO or a Non-ISO. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

      (b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

      (c) Term of Options. Each Option Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

      (d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Option Agreement, subject to the following special rules:

            (i) ISOs. If an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair

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      Market Value per Share on such Grant Date. If an ISO is granted to any other Employee, the per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

            (ii) Non-ISOs. The per Share exercise price for the Shares to be issued pursuant to the exercise of a Non-ISO shall not be less than 50% of the Fair Market Value per Share on the Grant Date.

            (iii) Named Executive Officers. The per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date of an Option if (A) on such Grant Date, the Participant is subject to the limitations set forth in Section 162(m) of the Code, and (B) the grant is intended to qualify as performance-based compensation under Section 162(m) of the Code.

            (iv) Repricing. The Committee may at any time unilaterally reduce the exercise price for any Option, but only if (I) the reduction will not cause material financial expense for the Company, and (II) the Committee promptly provides a written notice to any Participant affected by the reduction.

      (e) Nominal Value. The per Share exercise price of an Option shall not be below the nominal value of each Share.

      (f) Exercise of Option. The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Option Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

      (g) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Option Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

      (h) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Option Agreement, and subject to the times, circumstances, and conditions for exercisability contained in the applicable Option Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the payment of the full exercise price of the Shares being purchased. Unless otherwise provided in the applicable Option Agreement, the acceptable methods of payment on the Grant Date of any Option shall include the following:

            (i) cash or check payable to the Company (in U.S. dollars);

            (ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal

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      to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) are duly endorsed for transfer to the Company;

            (iii) a cashless exercise program that the Committee may approve, from time to time in its discretion; or

            (iv) any combination of the foregoing methods of payment.

      The Committee shall have the discretion to exclude from an Option Agreement any methods of payment set forth above. The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

      (i) Termination of Continuous Service. The Committee may establish and set forth in the applicable Option Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant's Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Options. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement.

      The following provisions shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant's Continuous Service:

            (i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant's Continuous Service (other than as a result of Participant's death, disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 30 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

            (ii) Disability. In the event of termination of a Participant's Continuous Service as a result of his or her "disability" within the meaning of Section 22(e)(3) of the Code, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

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            (iii) Retirement. In the event of termination of a Participant's
      Continuous Service as a result of Participant's retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

            (iv) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant's Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant's death, by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant's Continuous Service terminated.

            (v) Cause. If the Committee determines that a Participant's Continuous Service was terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option (whether or not exercisable as of the date of such termination) and it shall be considered immediately null and void.

      (j) Buyout Provisions. The Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if the Fair Market Value for Shares subject to an Option is more than 33% below their exercise price for more than 30 consecutive business days, the Committee may unilaterally terminate and cancel the Option either (i) by paying the Participant, in cash or Shares, an amount not less than the value of the vested portion of the Option, or (ii) by irrevocably committing to grant a new Option, on a designated date more than six months after such termination and cancellation of such Option (but only if the Participant's Continuous Service has not terminated prior to such designated date), on substantially the same terms as the cancelled Option, provided that the per Share exercise price for the new Option shall equal the per Share Fair Market Value of a Share on the date the new grant occurs.

7. TAXES

      (a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant's death, the person who succeeds to the Participant's rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Options and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant's tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

      (b) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her

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cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Option.

      (c) Special Rules. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Option that number of Shares (or equivalent cash amount) having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 7, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the "Tax Date").

      (d) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Option by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Option) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.

8. NON-TRANSFERABILITY OF OPTIONS

      (a) General. Except as set forth in this Section 8, or as otherwise approved by the Committee for a select group of management or highly compensated Employees, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the Participant issued an Option, only by such Participant, the duly-authorized legal representative or estate of a disabled or deceased Participant, or a transferee permitted by this Section 8.

      (b) Limited Transferability Rights. Notwithstanding anything to the contrary in this Section 8, the Committee may in its discretion provide in an Option Agreement that the Option may be transferred by instrument to an inter vivos or testamentary trust (or other entity) in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to charitable institutions, the Participant's "Immediate Family" (as defined below), on such terms and conditions as the Committee deems appropriate. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR CERTAIN OTHER TRANSACTIONS

      (a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Option, and the number of Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been

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returned to the Plan upon cancellation, forfeiture, or expiration of an Option, as well as the price per Share covered by each such outstanding Option, to reflect any increase or decrease in the number of issued Shares resulting from a share-split, reverse share-split, share dividend or combination. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted options pursuant to the Plan. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any Option.

      (b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Option will terminate immediately prior to such dissolution or liquidation, subject to the discretion of the Committee to exercise any discretion authorized in the case of a Change in Control.

      (c) Change in Control. In the event of a Change in Control (or beforehand through an Option Agreement or modification of an Option Agreement), the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company's shareholders or any Participant with respect to his or her outstanding Options, take one or more of the following actions:

            (i) arrange for or otherwise provide that each outstanding Option shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the "Successor Corporation"); or

            (ii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Options.

      (d) Certain Distributions. In the event of any distribution to the Company's shareholders of securities of any other entity or other assets (other than dividends payable in cash or shares of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Option to reflect the effect of such distribution.

10. TIME OF GRANTING OPTIONS.

      The date of grant ("Grant Date") of an Option shall be the date on which the Committee makes the determination granting such Option or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant's employment relationship with the Company.

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11. MODIFICATION AND SUBSTITUTION OF OPTIONS.

      (a) Modification, Extension, and Renewal of Options. Within the limitations of the Plan and any Option Agreement, the Committee may modify an Option (i) to accelerate the rate at which an Option may be exercised (including without limitation permitting an Option to be exercised in full without regard to the installment or vesting provisions of the applicable Option Agreement or whether the Option is at the time exercisable, to the extent it has not previously been exercised), (ii) to extend or renew outstanding Options, or
(iii) to accept the cancellation of outstanding Options to the extent not previously exercised either for the granting of new Options or for other consideration in substitution or replacement thereof.

      (b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided
(i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new Option does not give persons additional benefits, including any extension of the exercise period.

12. TERM OF PLAN.

      The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 16 below, unless the Plan is sooner terminated under Section 13 below.

13. AMENDMENT AND TERMINATION OF THE PLAN.

      (a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

      (b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Options already granted unless either it relates to an adjustment pursuant to Section 9 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may without the approval of any other party amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

14. CONDITIONS UPON ISSUANCE OF SHARES.

      Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would

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comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

15. RESERVATION OF SHARES.

      The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. EFFECTIVE DATE.

      This Plan shall become effective on the date of its approval by the Board; provided that this Plan shall be submitted to the Company's shareholders for approval, and if not approved by the shareholders within one year from the date of approval by the Board, this Plan and any Options shall be null, void, and of no force and effect. Options granted under this Plan before approval of this Plan by the shareholders shall be granted subject to such approval and no Shares shall be distributed before such approval.

17. CONTROLLING LAW.

      All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of New York, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

18. LAWS AND REGULATIONS.

      (a) U.S. Securities Laws. This Plan, the grant of Options, and the exercise of Options under this Plan, and the obligation of the Company to sell or deliver any of its securities (including Options and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

      (b) Other Jurisdictions. To facilitate the making of any grant of an Option under this Plan, the Committee may provide for such special terms for Options to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the

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foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of share certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans applicable to particular locations and countries.

19. NO SHAREHOLDER RIGHTS. Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Option until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company's governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Option, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Option, notwithstanding its exercise in the case of Options. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the share certificate is issued, except as otherwise specifically provided for in this Plan.

20. NO EMPLOYMENT RIGHTS. The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant's right or the Company's right to terminate the Participant's employment, service, or consulting relationship at any time, with or without Cause.

                 NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED
                             2004 SHARE OPTION PLAN

                             APPENDIX A: DEFINITIONS

As used in the Plan, the following definitions shall apply:

      "AFFILIATE" means with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. "Person" means any association, business trust, cooperative, corporation, entity, general partnership, governmental agency, joint venture, joint-stock company, limited partnership, limited liability company, natural person, real estate investment trust, regulatory body, trust or unincorporated organization.

      "APPLICABLE LAW" means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Options are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

      "OPTION AGREEMENT" means any written document setting forth the terms of an Option that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

      "BOARD" means the Board of Directors of the Company.

      "CAUSE" for termination of a Participant's Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant's conviction of a felony or any crime involving moral turpitude, fraud or misrepresentation committed in connection with his or her employment or service with the Company; (ii) the Participant's willful and failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (iii) the Participant's commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iv) the Participant's material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (v) Participant's willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

      The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee's determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company's ability to terminate a Participant's employment or consulting relationship at any time, and the term "Company" will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

      "CHANGE IN CONTROL" means any of the following:

      (a) Approval by the shareholders of the Company of the dissolution or liquidation of the Company;

      (b) Approval by the shareholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization), but including in such determination any securities of the other parties to such reorganization held by Affiliates of the Company); or

      (c) Approval by the shareholders of the Company of the sale of all or substantially all of the Company's business and/or assets to a person or entity that is not an Affiliate of the Company.

      "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

      "COMMITTEE" means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Option intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are "outside directors" within the meaning of Section 162(m) of the Code.

      "COMPANY" means Ninetowns Digital World Trade Holdings Limited.

      "CONSULTANT" means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

      "CONTINUOUS SERVICE" means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave;
(iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

      "DIRECTOR" means a member of the Board, or a member of the board of directors of an Affiliate.

      "ELIGIBLE PERSON" means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended.

      "EMPLOYEE" means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FAIR MARKET VALUE" means, as of any date (the "Determination Date") means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the "Exchange"), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such Shares (including American depositary shares representing such Shares) are not traded on the Exchange but is quoted on NASDAQ or a successor quotation system,
(A) the last sales price (if the Shares (including American depositary shares representing such Shares) are then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the Shares (including American depositary shares representing such Shares) on the Determination Date as reported by NASDAQ or such successor quotation system; or
(iii) if such Shares are not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter market, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

      "GRANT DATE" has the meaning set forth in Section 10 of the Plan.

      "INCENTIVE SHARE OPTION OR ISO" hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

      "INVOLUNTARY TERMINATION" means termination of a Participant's Continuous Service under the following circumstances occurring on or after a Change in
Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant's job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant's work site to a facility or location more than 50 miles from the Participant's principal work site at the time of the Change in Control; or (C) a material reduction in the Participant's total compensation other than as part of a reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

      "NON-ISO" means an Option not intended to qualify as an ISO, as designated in the applicable Option Agreement.

      "OPTION" means any share option granted pursuant to Section 6 of the Plan.

      "PARTICIPANT" means any holder of one or more Options, or the Shares issuable or issued upon exercise of such Options, under the Plan.

      "PLAN" means this Ninetowns Digital World Trade Holdings Limited 2004 Share Option Plan.

      "SHARE" means an ordinary voting share of the Company, as adjusted in accordance with Section 9 of the Plan.

      "TEN PERCENT HOLDER" means a person who owns Shares representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.